UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2023
Wag! Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40764	88-3590180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street, Suite 360 San Francisco, California	94133
(Address of principal executive offices)	(Zip Code)
(707) 324-4219
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PET	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PETWW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01    Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors (the “Audit Committee”) of Wag! Group Co. (the “Company”) conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the year ending December 31, 2023. The Audit Committee invited several independent registered public accounting firms to participate in the process, including BDO USA, P.C. (“BDO”), which has served as the Company’s independent registered public accounting firm since 2021. Following the review of proposals from the independent registered public accounting firms that participated in the process, the Audit Committee on September 7, 2023 approved the dismissal of, and dismissed, BDO as the Company’s independent registered public accounting firm, effective as of that date. As described below, the change in independent registered public accounting firm is not the result of any disagreement with BDO.
The audit reports of BDO on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
During the years ended December 31, 2022 and 2021 and during the subsequent interim period through the date of this Current Report on Form 8-K (the “Current Report”), there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such years.
During the years ended December 31, 2022 and 2021 and during the subsequent interim period through the date of this Current Report, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as set forth below. As previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), the Company concluded that its disclosure controls and procedures were not effective as of December 31, 2022 in design and operation, as a result of material weaknesses in the Company's internal control over financial reporting. As described in the Annual Report, the Company identified a material weakness in the Company’s internal control over financial reporting related to insufficient resources needed to fully implement the Company’s internal control risk assessment process, evaluate the technical accounting aspects of certain material transactions and effectively design and implement certain process level controls. The Company also identified a material weakness regarding the risk assessment process related to information technology general controls and activities of service organizations, the design and implementation of logical access, segregation of duties and program change controls and certain process level controls related to information used in the execution of those controls that impact the Company’s financial reporting processes.
The subject matter of this reportable event was discussed by the Audit Committee with BDO. The Company has authorized BDO to respond fully to the inquiries of PricewaterhouseCoopers LLP (“PwC”), the successor independent registered public accounting firm, concerning the subject matter of the reportable events.
The Company provided BDO with a copy of this Current Report and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of BDO’s letter dated September 11, 2023 is attached hereto as Exhibit 16.1.
(b) Appointment of New Independent Registered Public Accounting Firm
On September 7, 2023, following the completion of the competitive selection process described above, the Audit Committee appointed PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023, effective immediately.
During the Company’s two most recent years ended December 31, 2022 and 2021 and subsequent interim period from January 1, 2023 to September 7, 2023, neither the Company nor anyone on its behalf consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
16.1	Letter from BDO USA, P.C. to the Securities and Exchange Commission dated September 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAG! GROUP CO.

By:	/s/ ALEC DAVIDIAN
Alec Davidian
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: September 11, 2023
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